Exhibit 99.1

VCA Antech, Inc. Reports Fourth Quarter 2012 Results and Provides Financial Guidance for 2013

  Revenue increased 13.3% to a fourth quarter record of $418.2 million
  Gross profit increased 14.1% to $81.8 million
  Loss per common share of $0.66 resulting from a $0.90 per common share impairment charge
  Adjusted diluted earnings per common share of $0.24

LOS ANGELES--(BUSINESS WIRE)--February 14, 2013--VCA Antech, Inc. (NASDAQ: WOOF), a leading animal healthcare company in the United States and Canada, today reported financial results for the fourth quarter ended December 31, 2012, as follows: revenue increased 13.3% to $418.2 million; gross profit increased 14.1% to $81.8 million; loss per common share of $0.66; and adjusted diluted earnings per common share of $0.24.

Bob Antin, Chairman and CEO, stated, “We are pleased that we are experiencing improving revenue growth in both our core Animal Hospital and Laboratory segments. We are also encouraged that we were able to increase our same-store gross profit margins in each of those segments. We are seeing steady improvement and growth in the veterinary market which bolsters our optimism for our overall growth prospects.

"Our results also included a non-cash impairment charge of $123.6 million, or $79.2 million net of tax, primarily related to the write-down of goodwill and other long-lived assets in our Vetstreet business, included in our All Other segments category. As a result of our 2012 impairment review, we determined that the write-down of goodwill and long-lived assets was necessary as our fiscal 2012 actual operating results and cash flow, and projections of future operating results and cash flow, were significantly lower than previously forecasted. We do not expect this accounting write-down to affect our ongoing business or financial performance.

"Vetstreet continues to provide us with an array of product and service offerings that complement our core business. As well, this business provides its animal hospital clients valuable services to improve communication with pet owners which contributes to higher patient traffic. We are committed to building on our leadership position in the industry by continuing to offer innovative services to our animal hospital clients.

"Excluding this charge of $0.90 per common share, adjusted diluted earnings per common share for the fourth quarter of 2012 was $0.24, a $0.03 per common share or 14.3% increase over the same period in 2011.

"We also reported our financial results for the twelve months ended December 31, 2012, as follows: revenue increased 14.4% to $1.7 billion; gross profit increased 10.8% to $375.0 million; and diluted earnings per common share of $0.51. The results for the twelve months ended December 31, 2012, included a gain of $5.7 million on our 20% interest in Associate Veterinary Clinics held at the time we became its sole non-veterinarian shareholder; a depreciation adjustment of $3.1 million, or $1.9 million net of tax, related to acquired capital leases; and the non-cash impairment charge of $123.6 million, or $79.2 million net of tax, noted above. Excluding these items, adjusted diluted earnings per common share was $1.36 compared to adjusted diluted earnings per common share of $1.35 for the prior year.

“Animal Hospital revenue in the fourth quarter of 2012 increased 15.6%, to $330.1 million, driven by acquisitions made in the past twelve months and same-store revenue growth of 1.6%. Our same-store gross profit margin increased to 12.8% from 12.7%, and with the lower margins for acquired Animal Hospitals, our consolidated gross margin decreased to 12.1%, compared to 12.5% for the prior-year quarter. Our Animal Hospital operating margin decreased to 9.2%, compared to 10.2%, for the prior-year quarter. During the quarter, we acquired 11 independent animal hospitals which had historical combined annual revenue of $26.8 million.

“Laboratory internal revenue in the fourth quarter increased 3.0%, to $75.1 million, driven by both an increase in the number of requisitions and the average revenue per requisition. Our Laboratory gross profit margin increased to 42.2% from 42.0%, and our operating margin increased from 32.2% to 32.6%.

“Revenue from our All Other segment increased $4.9 million in the fourth quarter, to $31.1 million, primarily as a result of the acquisitions of Vetstreet and ThinkPets."

2013 Financial Guidance

Based on the assumptions stated below, we provide the following financial guidance for the full year 2013:

  Revenue from $1.825 billion to $1.855 billion
  Net income from $130 million to $139 million; and
  Diluted earnings per common share from $1.45 to $1.55.

Our earning guidance excludes the impact of any acquisition related expenses, the write off of any lease-hold or other real estate assets, the impairment of intangible assets from prior acquisitions, or other special, unusual or extraordinary items; assumes normal weather conditions for the remainder of the year.

Conference Call

We will discuss our fourth quarter 2012 financial results during a conference call today, February 14th, at 4:30 p.m. Eastern Time. A live broadcast of the call may be accessed by visiting our website at investor.vcaantech.com. The call may also be accessed by dialing (877) 293-5492. Interested parties should call at least 10 minutes prior to the start of the call to register. Replay of the webcast will be available for ninety days by visiting the company's website.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Among the forward-looking statements in this press release are statements addressing our plans, expectations, future financial position and results of operation. These forward-looking statements are not historical facts and are inherently uncertain and out of our control. Any or all of our forward-looking statements in this press release may turn out to be wrong. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Actual future results may vary materially. Among other factors that could cause our actual results to differ from this forward-looking information are: our ability to execute on our growth strategy and to manage acquired operations; changes in demand for our products and services; fluctuations in our revenue adversely affecting our gross profit, operating income and margins; and the effects of the other factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2011, Reports on Form 10-Q and our other filings with the SEC.

About VCA Antech

We own, operate and manage the largest networks of freestanding veterinary hospitals and veterinary-exclusive clinical laboratories in the country. Additionally, we are the largest provider of online communication, professional education and marketing solutions to the veterinary community. We also supply diagnostic imaging equipment to the veterinary industry.

VCA Antech, Inc.
Consolidated Income Statements
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
Revenue:
Animal hospital	$330,067	$285,644	$1,331,314	$1,150,120
Laboratory	75,165	73,878	327,801	316,797
All other	31,117	26,243	112,960	80,430
Intercompany	(18,157)	(16,767)	(72,433)	(61,986)
	418,192	368,998	1,699,642	1,485,361

Direct costs	336,385	297,288	1,324,668	1,146,904

Gross profit:
Animal hospital	39,923	35,727	189,111	179,810
Laboratory	31,737	31,063	151,761	143,790
All other	11,363	6,990	38,707	20,971
Intercompany	(1,216)	(2,070)	(4,605)	(6,114)
	81,807	71,710	374,974	338,457

Selling, general and administrative expense:
Animal hospital	8,029	6,089	30,826	24,342
Laboratory	7,267	7,287	29,660	27,864
All other	10,803	7,327	37,879	19,136
Corporate	15,400	15,075	58,790	49,770
	41,499	35,778	157,155	121,112
Goodwill and other long-lived assets impairment	123,573	21,310	123,573	21,310
Net loss on sale of assets	288	425	1,310	382
Operating (loss) income	(83,553)	14,197	92,936	195,653
Interest expense, net	3,806	4,068	16,552	16,884
Debt retirement costs	—	—	—	2,764
Business combination adjustment gain	—	—	(5,719)	—
Other expense (income)	151	119	(488)	118
(Loss) income before provision for income taxes	(87,510)	10,010	82,591	175,887
Provision for income taxes	(30,485)	12,070	31,875	76,027
Net (loss) income	(57,025)	(2,060)	50,716	99,860
Net income attributable to noncontrolling interests	1,026	1,155	5,165	4,455
Net (loss) income attributable to VCA Antech, Inc.	$(58,051)	$(3,215)	$45,551	$95,405

Diluted (loss) earnings per share	$(0.66)	$(0.04)	$0.51	$1.09

Weighted-average shares outstanding for diluted earnings per share	88,060	86,829	88,671	87,394

VCA Antech, Inc.
Consolidated Balance Sheets
(Unaudited)
(In thousands)

	December 31,	December 31,
	2012	2011
Assets
Current assets:
Cash and cash equivalents	$68,435	$63,651
Trade accounts receivable, net	55,912	58,279
Inventory	51,456	48,661
Prepaid expenses and other	25,086	21,883
Deferred income taxes	26,667	26,310
Prepaid income taxes	20,061	18,373
Total current assets	247,617	237,157
Property and equipment, net	403,444	370,646
Other assets:
Goodwill	1,291,231	1,237,607
Other intangible assets, net	94,823	92,403
Notes receivable, net	6,080	6,202
Deferred financing costs, net	4,232	5,435
Other	48,241	45,918
Total assets	$2,095,668	$1,995,368
Liabilities and Equity
Current liabilities:
Current portion of long-term debt	$35,057	$32,571
Accounts payable	39,416	37,797
Accrued payroll and related liabilities	49,893	42,658
Other accrued liabilities	57,131	43,968
Total current liabilities	181,497	156,994
Long-term debt, less current portion	595,586	586,282
Deferred income taxes	79,934	101,229
Other liabilities	37,267	25,947
Total liabilities	894,284	870,452
Redeemable noncontrolling interests	6,991	6,964
VCA Antech, Inc. stockholders’ equity:
Common stock	88	87
Additional paid-in capital	390,359	361,715
Retained earnings	791,209	745,658
Accumulated other comprehensive income	1,847	418
Total VCA Antech, Inc. stockholders’ equity	1,183,503	1,107,878
Noncontrolling interests	10,890	10,074
Total equity	1,194,393	1,117,952
Total liabilities and equity	$2,095,668	$1,995,368

VCA Antech, Inc.
Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)
	Twelve Months Ended
	December 31,

	2012	2011
Cash flows from operating activities:
Net income	$50,716	$99,860
Adjustments to reconcile net income to net cash provided by operating activities:
Goodwill and other long-lived assets impairment	123,573	21,310
Depreciation and amortization	76,227	56,988
Amortization of debt issue costs	1,278	1,445
Provision for uncollectible accounts	6,396	6,742
Debt retirement costs	—	2,764
Business combination adjustment gain	(5,719)	—
Net loss on sale of assets	1,310	382
Share-based compensation	14,087	10,773
Deferred income taxes	(32,186)	19,552
Excess tax benefit from exercise of stock options	(2,868)	(1,708)
Other	(584)	(637)
Changes in operating assets and liabilities:
Trade accounts receivable	1,640	(14,107)
Inventory, prepaid expense and other assets	(10,329)	(12,297)
Accounts payable and other accrued liabilities	3,640	(5,415)
Accrued payroll and related liabilities	7,181	4,583
Income taxes	2,891	816
Net cash provided by operating activities	237,253	191,051
Cash flows from investing activities:
Business acquisitions, net of cash acquired	(134,916)	(205,794)
Real estate acquired in connection with business acquisitions	(5,337)	(1,900)
Property and equipment additions	(76,807)	(63,485)
Proceeds from sale of assets	115	465
Other	(2,313)	(596)
Net cash used in investing activities	(219,258)	(271,310)
Cash flows from financing activities:
Repayment of debt	(60,775)	(98,990)
Proceeds from issuance of long-term debt	50,000	150,000
Proceeds from revolving credit facility	50,000	50,000
Repayment of revolving credit facility	(50,000)	(50,000)
Payment of financing costs	(122)	(2,944)
Distributions to noncontrolling interest partners	(4,481)	(3,277)
Proceeds from issuance of common stock under stock option plans	9,533	3,999
Excess tax benefit from exercise of stock options	2,868	1,708
Stock repurchases	(8,159)	(2,673)
Other	(2,378)	(819)
Net cash (used in) provided by financing activities	(13,514)	47,004
Effect of currency exchange rate changes on cash and cash equivalents	303	(220)
Increase (decrease) in cash and cash equivalents	4,784	(33,475)
Cash and cash equivalents at beginning of period	63,651	97,126
Cash and cash equivalents at end of period	$68,435	$63,651

VCA Antech, Inc.
Supplemental Operating Data
(Unaudited - In thousands, except per share amounts)

Table #1
Reconciliation of net income attributable to	Three Months Ended December 31,		Twelve Months Ended December 31,
VCA Antech, Inc., to adjusted net income
attributable to VCA Antech, Inc. (1)	2012	2011	2012	2011

Net (loss) income attributable to VCA Antech, Inc.	$(58,051)	$(3,215)	$45,551	$95,405
Goodwill and other long-lived assets impairment (2)	123,573	21,310	123,573	21,310
Tax benefit from goodwill and other long-lived assets impairment (2)	(44,353)	—	(44,353)	—
Debt retirement costs (3)	—	—	—	2,764
Tax benefit from debt retirement costs (3)	—	—	—	(1,082)
Business combination adjustment gain (4)	—	—	(5,719)	—
Depreciation expense adjustment (5)	—	—	3,051	—
Tax benefit from depreciation expense adjustment (5)	—	—	(1,194)	—
Adjusted net income attributable to VCA Antech, Inc.	$21,169	$18,095	$120,909	$118,397

Table #2	Three Months Ended December 31,		Twelve Months Ended December 31,
Reconciliation of diluted earnings per share to
adjusted diluted earnings per share (1)	2012	2011	2012	2011

Diluted (loss) earnings per share	$(0.66)	$(0.04)	$0.51	$1.09
Impact of goodwill and other long-lived assets impairment, net of tax(2)	0.90	0.25	0.89	0.24
Impact of debt retirement costs, net of tax (3)	—	—	—	0.02
Impact of business combination adjustment gain (4)	—	—	(0.06)	—
Impact of depreciation expense adjustment, net of tax (5)	—	—	0.02	—
Adjusted diluted earnings per share	$0.24	$0.21	$1.36	$1.35

Shares used for computing diluted loss per share	88,060	86,829
Shares used for computing adjusted
diluted earnings per share	88,914	87,531	88,671	87,394

Table #3	Three Months Ended December 31,		Twelve Months Ended December 31,
Reconciliation of operating income to
adjusted operating income (1)	2012	2011	2012	2011

Consolidated operating (loss) income	$(83,553)	$14,197	$92,936	$195,653
Impact of goodwill and other long-lived assets impairment (2)	123,573	21,310	123,573	21,310
Impact of depreciation expense adjustment (5)	—	—	3,051
Consolidated adjusted operating income	$40,020	$35,507	$219,560	$216,963
Consolidated adjusted operating margin	9.6%	9.6%	12.9%	14.6%

_________________________________________________
(1)	Management uses adjusted net income, adjusted diluted earnings per share, and adjusted gross profit and its components, among other factors, to measure the performance of the overall Company. Further, we believe that investors' understanding of our performance is enhanced by disclosing these measures. Adjusted net income and its components and adjusted diluted EPS measures are not, and should not be viewed as substitutes for, U.S. generally accepted accounting principles (GAAP) net income and its components and diluted earnings per share.

(2)	During the fourth quarter of 2012, we recorded a non-cash impairment charge of $123.6 million, of which $122.4 million relates to the write-down of goodwill and other long-lived assets in our Vetstreet business, reported in our All Other segment. In the prior-year quarter, we recorded a non-cash impairment charge of $21.3 million related to the write-down of goodwill in our Medical Technology business, also reported in our All Other segment.

(3)	During the prior year, we incurred debt retirement costs related to the refinancing of our senior credit facility. The rate used to calculate the tax benefit is the statutory rate of the applicable year.

(4)	As a result of the acquisition of a controlling interest in AVC, we recorded a gain for the increase in value of our previously held interest in AVC, which we acquired in 2008.

(5)	Due to corrections in the calculation of depreciation on certain assets, we recognized an additional depreciation expense during the second quarter. The rate used to calculate the tax benefit is the statutory rate of the applicable year.

VCA Antech, Inc.
Supplemental Operating Data (continued)
(Unaudited - In thousands, except per share amounts)

			As of
			December 31,	December 31,
Table #4			2012	2011
Selected consolidated balance sheet data
Debt:
Senior term notes			$592,422	$573,984
Other debt and capital leases			38,221	44,869
Total debt			$630,643	$618,853

	Three Months Ended December 31,		Twelve Months Ended December 31,
Table #5
Selected expense data	2012	2011	2012	2011

Rent expense	$17,105	$14,853	$66,032	$55,190

Depreciation and amortization included in direct costs:
Animal hospital	$13,865	$10,429	$53,932	$39,973
Laboratory	2,431	2,464	9,775	9,696
All other	1,172	301	6,485	2,431
Intercompany	(427)	(364)	(1,529)	(1,317)
	$17,041	$12,830	$68,663	$50,783
Depreciation and amortization included in selling, general and administrative expense	2,304	2,772	7,564	6,205
Total depreciation and amortization	$19,345	$15,602	$76,227	$56,988

Share-based compensation included in direct costs:
Laboratory	$86	$99	$330	$410

Share-based compensation included in selling, general and administrative expense:
Animal hospital	291	271	1,049	1,148
Laboratory	294	359	1,141	1,279
All other	166	227	602	428
Corporate	2,784	3,207	10,965	7,508
	3,535	4,064	13,757	10,363
Total share-based compensation	$3,621	$4,163	$14,087	$10,773

CONTACT:
VCA Antech, Inc.
Tomas Fuller
Chief Financial Officer
310-571-6505